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                                                                   EXHIBIT 10.1

                                   AGREEMENT

          This Agreement is made and entered into among Alta Gold Co., a Nevada corporation ("Alta") and Cobb Resources Corporation ("Cobb") and Hydro Resources Corporation ("Hydro"), both New Mexico corporations (collectively "Cobb/Hydro"), as of the 13th day of May, 1994.

                                    RECITALS

          A. Pursuant to the terms of that certain Agreement between Alta and Cobb/Hydro dated the 26th day of January, 1994 (the "Agreement"), Alta was to provide to Cobb/Hydro 375,000 restricted shares of Alta $.001 par value common stock (the "Stock") within 30 days of Alta's acquisition of that certain property located in Sierra County, New Mexico known as the Copper Flat Property (the "Copper Flat Property") which Copper Flat Property is more particularly described on Exhibit "A" attached hereto and incorporated herein by this reference, according to terms and conditions and for the consideration set forth in said Agreement.

          B. The parties desire to enter into this Agreement to more fully evidence and memorialize the intent of the parties hereto.

          NOW, THEREFORE, for good and valuable consideration, and in consideration of the execution and delivery by Cobb and Hydro of that certain Royalty Deed and Right of First Refusal of even date herewith and in consideration of the execution and delivery of that certain Right of First Refusal by the shareholders of Hydro of even date herewith, and in consideration of the execution and delivery by Hydro of that certain Lease Agreement of even date herewith, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1. Transaction Subject to Closing. The parties hereto understand and agree this Agreement is entered into in contemplation of Alta exercising its option to acquire, and proceeding to close the acquisition of the Copper Flat Property in accordance with its agreement with Gold Express. If Alta fails to acquire the Copper Flat Property then this Agreement shall be of no affect and shall be null and void.

          2. Transfer to Hydro. Cobb and Hydro agree and acknowledge that, though the Special Warranty Deed dated November 16, 1989 ("Deed") reserved certain rights to Cobb only, Cobb subsequently transferred 49 percent of its interest to Hydro and that Alta make all payments contemplated by the Deed in accordance with Cobb's 51 percent ownership and Hydro's 49 percent ownership of the rights reserved to the grantor under the Deed.

          3. Alta Stock. Upon closing by Alta of the purchase of the Copper Flat Property from Gold Express Corporation, Alta shall, within 30 days of the date of such closing issue and deliver to Cobb and Hydro, in the percentages set forth below, certificates evidencing 375,000 shares of the $.001 par value, common stock of Alta. Hydro shall receive 49 percent
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or 183,750 shares and Cobb shall receive 51 percent or 191,250 shares. Such
Stock shall be fully paid and nonassessable restricted stock in accordance with applicable state and federal securities laws and regulations and shall bear thereon restrictive legends as provided on Exhibit B attached hereto and incorporated herein by this reference. Said Stock shall be sent to the respective addresses of Cobb and Hydro as described in paragraph 11 hereof.

          4.  Repurchase Option.

              a. Cobb agrees and grants to Alta the right, exercisable at any time within two years from the earlier of the issuance of the Stock to Cobb or 30 days after the Closing of Alta's purchase of the Copper Flat Property, to purchase from Cobb up to 63,750 shares of Stock conveyed pursuant to paragraph 3 hereof at a purchase price of $4.00 per share upon the giving of 30 days prior written notice by Alta to Cobb. During such two year period, Cobb agrees that Cobb shall not sell, assign, transfer, convey, or dispose of more than 127,500 shares of such Stock and agrees that it will not encumber, pledge, or hypothecate said Stock for an amount in excess of the repurchase option price which can be paid by Alta for said Stock and shall maintain ownership of and not otherwise convey the 63,750 shares of Stock which are the subject of this repurchase option.

              b. Hydro agrees and grants to Alta the right, exercisable at any time within two years from the earlier of the issuance of the Stock to Hydro or 30 days after the Closing of Alta's purchase of the Copper Flat Property, to purchase from Hydro up to 61,250 shares of Stock conveyed pursuant to paragraph 3 hereof at a purchase price of $4.00 per share upon the giving of 30 days prior written notice by Alta to Hydro. During such two year period, Hydro agrees that Hydro shall not sell, assign, transfer, convey, or dispose of more than 122,500 shares of such Stock and agrees that it will not encumber, pledge, or hypothecate said Stock for an amount in excess of the repurchase option price which can be paid by Alta for said Stock and shall maintain ownership of and not otherwise convey the 61,250 shares of Stock which are the subject of this repurchase option.

          5.  Make Whole Amount.

              a. Cobb shall have the option upon written demand to Alta provided within 30 days after the second anniversary date of the date the Stock is delivered by Alta to Cobb pursuant to the provisions of paragraph 3 hereof, to require Alta to pay to Cobb the difference between $4.00 per share and the average price per share for the Stock as quoted on the NASDAQ Stock Exchange on such second anniversary date, should such price be less than $4.00 per share for up to the lesser of 127,500 shares or the number of shares of the Stock then owned by Cobb (the "Make Whole Amount"). Upon receipt of written demand from Cobb, Alta shall have sixty days from the date of said demand to pay such Make Whole Amount.

              b. Hydro shall have the option upon written demand to Alta provided within 30 days after the second anniversary date of the date the Stock is delivered by Alta to Hydro pursuant to the provisions of paragraph 3 hereof, to require Alta to pay to Hydro the difference between $4.00 per share and the average price per share for the Stock as quoted on the NASDAQ Stock Exchange on such second anniversary date should such price be less

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than $4.00 per share, for up to the lesser of 122,500 shares or the number of shares of the Stock then owned by Hydro. Upon receipt of written demand from Hydro, Alta shall have sixty days from the date of said demand to pay such Make Whole Amount.

         6. Representations and Warranties of Alta. Alta hereby warrants and represents to Cobb/Hydro as follows:

             a. The execution, delivery and performance of the terms and provisions of this Agreement have been duly authorized by all necessary corporate action.

             b. The execution, delivery and performance of this Agreement by Alta shall not require the consent of any third party or lender.

         7. Representations and Warranties of Cobb/Hydro. Cobb and Hydro each hereby warrant and represent Alta as follows:

             a. The execution, delivery and performance of the terms and provisions of this Agreement have been duly authorized by all necessary corporate action.

             b. The execution, delivery and performance of this Agreement by Cobb and by Hydro, shall not require the consent of any third party or lender.

         8. Investment. Each of Cobb and Hydro (i) understand that the Stock of Alta to be received by Cobb and Hydro, respectively, if and when issued to Cobb and Hydro, will constitute "restricted securities" as that term is defined in Rule 144, promulgated under the Securities Act of 1933, as amended ("Securities Act") and as such may not be transferred except pursuant to an effective registration statement filed under the Securities Act or pursuant to a valid exemption from the registration requirements of the Securities Act; (ii) understand that the Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (iii) is acquiring the Stock solely for its own account for investment purposes only, and not with a present view to, or for resale in connection with any distribution directly or indirectly of the Stock or any interest therein, and it has no direct or indirect participation in any such undertaking or in the underwriting of such undertaking; (iv) is a sophisticated investor with knowledge and experience in business and financial matters, (v) has received certain information concerning Alta and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Stock; (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Stock; (vii) is an Accredited Investor as defined in Regulation D promulgated under the Securities Act; (viii) agrees to sign a standard investment letter to the effect of the representations set forth in subparagraphs, (i)-(vii) above upon the issuance of the Stock. A legend reflecting the restrictions on the transfer of the Stock shall be placed upon the certificate or certificates representing the Stock and Alta may place a "stop transfer order" regarding the Stock with its transfer agent.

         9. Securities. Each of Cobb and Hyde hereby acknowledge that Alta has delivered to it Alta's Annual Report on Form 10-K for the year ended December 31, 1992, its quarterly

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report on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and
September 30, 1993, respectively and its proxy statement for the 1993 Annual Meeting of Shareholders. Each of Cobb and Hydro has had the opportunity to review and discuss the foregoing documents with Alta and has had the opportunity to ask questions and make inquiries of representatives of Alta respecting Alta's financial condition, assets and operations, and each of Cobb and Hydro has received satisfactory answers to such questions and inquiries.

         10.  Miscellaneous.

              a. Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given, when delivered personally or sent by telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

         If to Alta Gold Co.:                      601 Whitney Ranch Drive
                                                   Suite 10
                                                   Henderson, Nevada 89014

         If to Cobb Resources Corporation:         302 East Jackson Street
                                                   P.O. Box 458
                                                   West Columbia, Texas 77486

         If to Hydro Resources Corporation:        George Lotspeich
                                                   4011 Mesa Verde N.E.
                                                   Albuquerque, New Mexico 87110

              b. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to principles of conflicts of laws.

              c. Assignment. This Agreement shall not be assigned by assignment, by operation of law, or by change in control, without the written consent of the other parties hereto. Any assignment in noncompliance with this section shall be null and void.

              d. Severability. Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement unless as a result of such invalidity the relative benefits and obligations of the parties hereto are materially altered. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

              e. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto.

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             f.  Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

             g. Attorneys' Fees. In the event of a breach of any of the terms and provisions of this Agreement, the nondefaulting party shall be entitled to a reimbursement of any and all attorneys' fees, costs and expenses incurred by such nondefaulting party in enforcing their rights under this Agreement.

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                    ALTA GOLD CO.

                                                    By /s/ ROBERT N. PRATT
                                                      -------------------------
                                                    Its    President
                                                       ------------------------

                                                    COBB RESOURCES CORPORATION

                                                    By /s/ CHARLES COBB
                                                      -------------------------
                                                    Its    President
                                                       ------------------------

                                                    HYDRO RESOURCES CORPORATION

                                                    By /s/ George Lotspeich
                                                      -------------------------
                                                    Its    President
                                                       ------------------------
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